Exhibit j
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated May 10, 2005 on the financial statements and financial highlights of the USAA Florida Tax-Free Income Fund and the USAA Florida Tax-Free Money Market Fund as of and for the year ended March 31, 2005 in the Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A No. 33-65572).


                                                 ERNST & YOUNG LLP


San Antonio, Texas
July 25, 2005